Exhibit 3.6

Case Information

A-16-744113-C | Barton Hollow LLC vs. Perk International Inc

Case Number	Court	Judicial officer
A-16-744113-C	Department 3	Herndon, Douglas W.

File Date	Case Type	Case Status
09/27/2016	Other Civil Matters	Closed

Party

Plaintiff

Barton Hollow LLC

Other (Participant)

Barton Hollow LLC

Defendant

Perk International Inc.

Events and Hearings

09/27/2016 Complaint

Comment

Application for Appointment of Custodian [NRS 78.347(1)(b)]

10/04/2006 Certificate of mailing

Comment

Certificate of Mailing

1

11/03/2016 Motion

Judicial Officer

Bonaventure, Joseph T.

Hearing Time

3:00 AM

Result

Granted

Comment

Application for Appointment of Custodian [NRS 78.347(1)(b)]

11/14/20126 Order Granting

Comment

Order Granting Application for Appointment of Custodian of Barton Hollow as Custodian of Perk International

11/15/2016 Notice of Entry of Order

Comment

Notice of Entry of Order

05/22/2017 Administrative Reassignment - Judicial Officer Change

Comment

From Judge Jessie Walsh to Judge Tierra Jones

04/09/2020 Motion to Withdraw As Counsel

Comment

Motion to Withdraw as Counsel for Petitioner Barton Hollow LLC

2

04/10/2020 Clerk's Notice of Hearing

Comment

Clerk's Notice of Hearing

04/13/2020

Certificate of Service

Comment Certificate of Service

05/14/2020 Motion to Withdraw as Counsel

Judicial Officer

Jones, Tierra

Hearing Time

3:00 AM

Result

Granted

05/19/2020 Order Granting Motion

Comment

Order Granting Motion to Withdraw as Counsel for Petitioner BartonHollow LLC

05/19/2020 Notice of Order

Comment

Notice of Order Granting Motion to Withdraw as Counsel for Petitioner Barton Hollow LLC

3

06/16/2020 Status Check

Judicial Officer

Jones, Tierra

Hearing Time

9:30 AM

Cancel Reason

Vacated - Case Closed

Comment

Status Check: Counsel for Petitioner

09/08/2020 Case Reassigned to Department

Comment

Case Reassignment from Judge Tierra Jones to Judge Douglas W.Herndon

Financial

Barton Hollow LLC

Total Financial Assessment				$270.00
Total Payments and Credits				$270.00

9/28/2016	Transaction Assessment			$270.00
9/28/2016	Efile Payment	Receipt #2016-94030- CCCLK	Barton Hollow LLC	($270.00)

4